EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
May 11, 2020

Centrus Reports First Quarter 2020 Results

•	Net income of $11.3 million - an improvement of $32.2 million compared to the net loss of $20.9 million in 1Q 2019

•	Consolidated cash balance of $109.2 million as of March 31, 2020

•	U.S. Government Nuclear Fuel Working Group Report released

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) today reported net income of $11.3 million for the quarter ended March 31, 2020, compared to a net loss of $20.9 million for the first quarter of 2019. The net income allocable to common stockholders was $9.3 million, or $0.97 (basic) and $0.95 (diluted) per common share, compared to a net loss allocable to common stockholders of $22.9 million or $2.40 per common share (basic and diluted), for the first quarter of 2019.
“I am pleased that, in this challenging time, we are able to report a positive net income for the quarter. This is the result of the hard work we’ve done in recent years to diversify our business, reduce our debt, and lower our cost structure,” said Dan Poneman, Centrus president and chief executive officer. “We are continuing to make progress on the HALEU program, even as we have limited our operations to protect the health and safety of our employees and their families.”
Poneman also welcomed Secretary of Energy Brouillette’s recent release of the Nuclear Fuel Working Group report (https://www.centrusenergy.com/news/centrus-welcomes-white-house-nuclear-fuel-working-group-report/), which called for “immediate action to support domestic uranium miners and restore the viability of the entire front-end of the nuclear fuel cycle”.
In addition, last month, Centrus also signed a nonbinding Letter of Intent (https://www.centrusenergy.com/news/advanced-reactor-concepts-arc-and-centrus-energy-sign-letter-of-intent-for-haleu-supply/) with Advanced Reactor Concepts (ARC), reflecting the parties’ long-term commitment to enter into a purchase agreement that would enable Centrus to supply commercial HALEU that ARC needs to deploy its reactor technology in the late 2020s.
Financial Results
Centrus generated total revenue of $45.0 million for the first quarter of 2020, an increase of $6.3 million, or 16%, from the prior year period.
Revenue from the LEU segment declined $4.4 million (or 13%) in the three months ended March 31, 2020, compared to the corresponding period in 2019, primarily because there were no uranium sales in the period. Revenue from the sales of SWU increased $18.3 million (or 148%), reflecting an increase in the average SWU selling price partially offset by a 7% decline in sales volume. The average price billed to customers for sales of SWU increased 166%, reflecting the particular contracts under which SWU were sold during the periods. Cost of sales for the LEU segment declined $25.0 million (or 65%) in the three months ended March 31, 2020, compared to the corresponding period in 2019, reflecting declines in SWU and uranium sales volumes and a decline in the average cost of sales per SWU. The average cost of sales per SWU declined approximately 26% in the three months ended March 31, 2020, compared to the corresponding period in 2019, primarily due to lower pricing in supply contracts. There were no uranium sales in the three months ended March 31, 2020.
Revenue from the technical solutions segment increased $10.7 million (or 297%) in the three months ended March 31, 2020, compared to the corresponding period in 2019. The increase was primarily the result of work performed under the high-assay, low-enriched uranium (HALEU) contract. Revenue in the current period included work performed under the UT-Battelle contract and revenue in the prior period included work performed under the K-1600 decontamination and decommissioning (D&D) contract that was completed in 2019. Cost of sales for the technical solutions segment increased $6.2 million (or 105%) in the three months ended March 31, 2020, compared to the corresponding period in 2019, reflecting the mix of technical solutions work performed in each of the periods including work performed under the HALEU contract in the current period.
Centrus realized a gross profit of $19.6 million in the three months ended March 31, 2020, an improvement of $25.1 million compared to the gross loss of $5.5 million in the corresponding period in 2019. We ended the first quarter of 2020 with a consolidated cash balance of $109.2 million.
As we have noted in recent years our revenues can vary significantly from quarter to quarter depending upon the timing of when customers elect to take their annual deliveries and other factors. Therefore; our operating results and cash flows can fluctuate significantly from quarter to quarter and year to year. Operating results for the three months ended March 31, 2020, are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.
About Centrus Energy Corp.
Centrus is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources - helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal.
With world-class technical capabilities, Centrus offers turnkey engineering and advanced manufacturing solutions to its customers. The Company is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
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Forward-Looking Statements
This Quarterly Report on Form 10-Q, including Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part I, Item 2, contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following, which may be amplified by the novel coronavirus (COVID-19) pandemic: risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights

Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; risks related to the limited trading markets in our securities; risks related to our ability to maintain the listing of our Class A Common Stock on the NYSE American LLC (the “NYSE American”); risks related to decisions made by our Class B stockholders and our Series B Senior Preferred stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks related to the Company’s capital concentration; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”), under a commercial supply agreement with TENEX and deliveries under a long-term supply agreement with Orano Cycle (“Orano”); risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; risks related to actions, including government reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us, including the imposition of sanctions, restrictions or other requirements, and risks relating to the potential expiration of the 1992 Russian Suspension Agreement (“RSA”) and/or a renewal of the RSA on terms not favorable to us or legislation imposing new or increased limits on imports of Russian LEU; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks relating to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and lack of current production capability; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services or delays in making timely payment; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks associated with our reliance on third-party suppliers to provide essential products and services to us; the impact of government regulation including by the U.S. Department of Energy (“DOE”) and the U.S. Nuclear Regulatory Commission; uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks and uncertainties regarding funding for deployment of the American Centrifuge technology and our ability to perform and absorb costs under our agreement with DOE to demonstrate the capability to produce high assay low enriched uranium (“HALEU”) and our ability to obtain and/or perform under other agreements; risks relating to whether or when government or commercial demand for HALEU will materialize; the potential for further demobilization or termination of our American Centrifuge work; risks related to our ability to perform and receive timely payment under agreements with DOE or other government agencies, including risk and uncertainties related to the ongoing funding of the government and potential audits; the competitive bidding process associated with obtaining a federal contract; risks related to our ability to perform fixed-price and cost-share contracts, including the risk that costs could be higher than expected; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks that we will not be able to timely complete the work that we are obligated to perform; failures or security breaches of our information technology systems; risks related to pandemics and other health crises, such as the global COVID-19 pandemic; potential strategic transactions, which could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part 1. Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019.
These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should be not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this Quarterly Report on Form 10-Q, except as required by law.
Contacts:
Investors: Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com
Media: Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited; in millions, except share and per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Separative work units	$30.7	$12.4
Uranium	—	22.7
Technical solutions	14.3	3.6
Total revenue	45.0	38.7
Cost of Sales:
Separative work units and uranium	13.3	38.3
Technical solutions	12.1	5.9
Total cost of sales	25.4	44.2
Gross profit (loss)	19.6	(5.5)
Advanced technology costs	0.9	6.6
Selling, general and administrative	8.5	8.1
Amortization of intangible assets	1.4	1.1
Special charges (credits) for workforce reductions	(0.1)	(0.1)
Gain on sales of assets	—	(0.4)
Operating income (loss)	8.9	(20.8)
Nonoperating components of net periodic benefit expense (income)	(2.2)	(0.1)
Interest expense	0.1	1.0
Investment income	(0.4)	(0.7)
Income (loss) before income taxes	11.4	(21.0)
Income tax expense (benefit)	0.1	(0.1)
Net income (loss) and comprehensive income (loss)	11.3	(20.9)
Preferred stock dividends - undeclared and cumulative	2.0	2.0
Net income (loss) allocable to common stockholders	$9.3	$(22.9)

Net income (loss) per common share:
Basic	$0.97	$(2.40)
Diluted	$0.95	$(2.40)
Average number of common shares outstanding (in thousands):
Basic	9,619	9,532
Diluted	9,839	9,532

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$109.2	$130.7
Accounts receivable	17.5	21.1
Inventories	67.9	64.5
Deferred costs associated with deferred revenue	144.1	144.1
Other current assets	7.8	9.2
Total current assets	346.5	369.6
Property, plant and equipment, net of accumulated depreciation of $2.3 as of March 31, 2020 and $2.2 as of December 31, 2019	3.6	3.7
Deposits for financial assurance	5.7	5.7
Intangible assets, net	68.1	69.5
Other long-term assets	6.9	7.4
Total assets	$430.8	$455.9

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$50.7	$50.7
Payables under SWU purchase agreements	6.1	8.1
Inventories owed to customers and suppliers	7.4	5.6
Deferred revenue and advances from customers	243.0	266.3
Current debt	6.1	6.1
Total current liabilities	313.3	336.8
Long-term debt	111.0	114.1
Postretirement health and life benefit obligations	134.7	138.6
Pension benefit liabilities	137.2	141.8
Advances from customers	29.4	29.4
Other long-term liabilities	30.6	32.1
Total liabilities	756.2	792.8
Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, 7.5% cumulative, 104,574 shares issued and outstanding and an aggregate liquidation preference of $129.2 as of March 31, 2020 and $127.2 as of December 31, 2019	4.6	4.6
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 8,783,189 and 8,347,427 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	0.8	0.8
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 and 1,117,462 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	0.1	0.1
Excess of capital over par value	61.8	61.5
Accumulated deficit	(393.7)	(405.0)
Accumulated other comprehensive income, net of tax	1.0	1.1
Total stockholders’ deficit	(325.4)	(336.9)
Total liabilities and stockholders’ deficit	$430.8	$455.9

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three Months Ended March 31,
	2020	2019
OPERATING
Net income (loss)	$11.3	$(20.9)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1.5	1.3
PIK interest on paid-in-kind toggle notes	—	0.4
Gain on sales of assets	—	(0.4)
Changes in operating assets and liabilities:
Accounts receivable	3.6	11.2
Inventories, net	0.1	25.6
Accounts payable and other liabilities	1.3	1.2
Payables under SWU purchase agreements	(1.9)	(46.0)
Deferred revenue and advances from customers, net of deferred costs	(23.3)	—
Accrued loss on long-term contract	(3.5)	—
Pension and postretirement benefit liabilities	(8.6)	(4.2)
Other, net	1.0	(0.1)
Cash used in operating activities	(18.5)	(31.9)

INVESTING	—	—

FINANCING
Payments for deferred financing costs	(0.1)	—
Exercise of stock options	0.2	—
Payment of interest classified as debt	(3.1)	(3.1)
Cash used in financing activities	(3.0)	(3.1)

Decrease in cash, cash equivalents and restricted cash	(21.5)	(35.0)
Cash, cash equivalents and restricted cash, beginning of period	136.6	159.7
Cash, cash equivalents and restricted cash, end of period	$115.1	$124.7

Supplemental cash flow information:
Interest paid in cash	$—	$0.4
Non-cash activities:
Conversion of interest payable-in-kind to debt	$—	$0.7
Deferred financing costs included in accounts payable and accrued liabilities	$(0.5)	$—